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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Registration Statement of Intrinsix Corp. on Form S-1 of our report dated March 29, 2000 (except for Note 6, which is as of June 23, 2000) (relating to the statement of revenues and direct expenses of the Design Services Division of Telexis Corp. for the year ended December 31,
1999) appearing in the Prospectus, which is part of this Registration
Statement.

Deloitte & Touche LLP

Ottawa, Ontario, Canada

June 23, 2000